SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2004

CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

State or other	(Commission File No.)	(IRS Employer
jurisdiction		Identification No.)
of incorporation)

14142 Denver West Parkway, Suite 250
Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code (303) 278-8464

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     In order to furnish the same for incorporation by reference into our Registration Statement on Form S-3 previously filed with the Securities and Exchange Commission (File No. 333-112302), which Registration Statement was declared effective by the Commission on February 27, 2004, and which Registration Statement contains our Prospectus dated January 29, 2004, we are filing a proposed form of Common Stock Subscription Agreement and Investment Agreement to be used in connection with our Registration Statement as Exhibit 4.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits – The following document is filed as an Exhibit to this report

Exhibit No.	Description
4.1	Common Stock Subscription Agreement and Investment Agreement

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the speculative nature of mineral exploration, commodity prices, production and reserve estimates, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2004	CANYON RESOURCES CORPORATION
	By:	/s/ Richard T. Phillips
Richard T. Phillips
Treasurer

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EXHIBIT INDEX

Exhibit
4.1	Common Stock Subscription Agreement and Investment Agreement